                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports a) dated February 21, 1997 with respect to the financial statements of First Fortis Life Insurance Company and b) April 11, 1997 with respect to the financial statements of Variable Account A in the Post-Effective Amendment No. 5 to the Registration Statement (Form N-4 No. 33-71686) and related Prospectus and Statement of Additional Information of First Fortis Life Insurance Company for the registration of flexible premium deferred combination variable and fixed annuity contracts.


                              /s/
                              Ernst & Young LLP

Syracuse, New York
April 25, 1997